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EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Bruker Corporation (the "Company") on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Frank H. Laukien, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Charles F. Wagner Jr., Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2013	By:	/s/ FRANK H. LAUKIEN, PH.D. Frank H. Laukien, Ph.D. President, Chief Executive Officer and Chairman (Principal Executive Officer)
Date: February 28, 2013	By:	/s/ CHARLES F. WAGNER, JR. Charles F. Wagner, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002